Exhibit 10.2

April 21, 2011

Macatawa Bank Corporation
Attn: Chief Financial Officer
10753 Macatawa Drive
Holland, Michigan 49424

RE:	2% Subordinated Note Due 2018 Subscription Agreement

          1.          Subscription. Macatawa Bank Corporation, a Michigan corporation (the "Company"), has offered to a limited number of accredited investors the opportunity to purchase 2% Subordinated Notes Due 2018 ("Notes"), in substantially the form attached. The Company may in its discretion issue additional Notes. The undersigned ("Subscriber") hereby irrevocably subscribes to purchase the dollar amount of Notes as set forth on the signature page of this Subscription Agreement (this "Subscription Agreement").

          2.          Closing. The Company may conduct one or more closings of the purchase and sale of the Notes (each one a "Closing"). Each closing shall occur at the offices of the Company at the address above on such dates or at such other place as may be determined by the Company (each one a "Closing Date"). In connection with each Closing, the Company will deliver to the Subscriber the Notes, each registered in the undersigned Subscriber's name (or in the name of such Subscriber's nominees as may be specified by such Subscriber), against payment by the Subscriber of the purchase price of the Notes. The Closing is contingent on the Company receiving prior approval of the Federal Reserve Bank of Chicago to incur the debt to be evidenced by the Notes.

          3.          Acceptance. This Agreement is made subject to the Company's discretionary right to accept or reject the subscription. Following action by the Company, the Subscriber will be notified as to whether the subscription has been accepted or rejected. If the Company shall for any reason reject all or part of this subscription, any amount already paid by the Subscriber with respect to the rejected subscription, or part thereof, will be promptly refunded, without interest. Acceptance of this subscription by the Company will be evidenced by the execution of this agreement by an officer of the Company.

          4.          Representations, Warranties and Agreements of the Subscriber. Subscriber represents, warrants and agrees that:

          A.          Advisors. Subscriber acknowledges that Subscriber has been advised to consult with Subscriber's own attorney regarding legal matters concerning the Company and the Notes and to consult with Subscriber's tax advisor regarding the tax consequences of acquiring the Notes.

Subscription Agreement

          B.          Access to SEC Filings. Subscriber acknowledges that Subscriber has had full access to the Company's public filings made pursuant to the Securities Exchange Act of 1934, as amended. Subscriber acknowledges receipt of a Preliminary Prospectus dated February 2, 2011, (the "Prospectus") relating to proposed offering of the Company's Common Stock and has appropriately considered the risk factors and other information disclosed in the Prospectus.

          C.          Investment Experience. The Subscriber is a sophisticated, accredited and experienced investor with investments in restricted securities and is willing and able to bear the economic risk of an investment in the Notes in an amount equal to the amount the Subscriber has subscribed to purchase. The Subscriber has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Notes. The Subscriber has adequate means of providing for current needs and personal contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Company of the size contemplated. Subscriber considered whether the Subscriber could afford to hold the Notes for an indefinite period and whether the Subscriber could afford a complete loss of an investment in the Notes.

          D.          Notes Not Registered. Subscriber understands that the Notes have not been registered under the Securities Act of 1933, as amended (the "Act") or any other Securities laws and are being offered and sold to Subscribers in reliance upon specific exemptions from the registration requirements of Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such exemptions and the suitability of Subscribers to acquire the Notes.

          E.          Accredited Investor Status. The Subscriber certifies that he, she or it is an "Accredited Investor," as that term is defined under Rule 501(a) of the Act. The Subscriber is aware that the sale of the Securities is being made in reliance on Rule 506 of Regulation D promulgated under the Act, an exemption for non-public offerings under Section 4(2) of the Act.

          F.          Investment Purpose. The Subscriber's purchase of the Notes will be solely for the Subscriber's own account and not for the account of any other person. The Notes are being acquired by the Subscriber for investment and not with a view to distributing such Notes to others or otherwise reselling the Notes or any portion thereof. The Subscriber understands that the substance of the above representations is that the Subscriber does not presently intend to sell or otherwise dispose of all or any part of the Notes.

Subscription Agreement

          G.          Investment Risks. The Subscriber understands that the purchase of the Notes is subject to risks as stated in the Risk Factors section of the Prospectus and the Company's filings with the Securities and Exchange Commission ("SEC") or as otherwise may be applicable to similar investments. The Subscriber acknowledges that he, she or it has had an opportunity to review, and upon review, fully understands those Risk Factors.

          H.          Due Diligence. The Subscriber has relied solely upon this Subscription Agreement, the Notes, in substantially the form attached, and the independent investigations made by the Subscriber with respect to the Notes subscribed for herein, and no oral or written representations or other information about the Company available to Subscriber beyond the Company's SEC filings have been relied upon by the Subscriber.

          I.          Representations Updated. The Subscriber will notify the Company and any such agent immediately if any material change occurs in any of this information before the sale of the Notes.

          J.          Binding Obligation. This Agreement when fully executed and accepted by the Company will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms except (i) as its obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to or limiting creditors' rights generally and (ii) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought.

          K.          Entity Purchases. The Subscriber, if it is a partnership, joint venture, corporation, trust or other entity, was not formed or organized for the specific purpose of acquiring the Notes. The purchase of the Notes by the Subscriber, if it is an entity, is a permissible investment in accordance with the Subscriber's Articles of Incorporation, bylaws, partnership agreement, articles of organization, declaration of trust or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the Notes has all requisite authority to sign such documents on behalf of the Subscriber, if it is an entity.

          L.          Subordination. Subscriber acknowledges that the Notes are subordinate to all secured obligations and senior obligations of the Company. Subscriber acknowledges that, so long as the indebtedness evidenced by the Notes is deemed to be Tier 2 Capital (or the equivalent) of the Company under the applicable rules and regulations promulgated by the Board of Governors of the

Subscription Agreement

Federal Reserve System (or successor thereto), the indebtedness evidenced by the Notes shall also be subordinated and junior in right of payment to the Company's obligations to the general creditors of the Company. The Subscriber acknowledges that the Company may in the future issue additional senior debt, subordinated debt, preferred stock, and/or common stock.

          M.          Events of Default; Limited Rights of Acceleration. Regulations containing the requirements for Tier 2 Capital treatment substantially limit the "events of default" that result in an acceleration of the amounts due under the Notes. The Subscriber acknowledges that the only "events of default" that will result in an acceleration of the amounts due under the Notes are certain events related to the Company's bankruptcy or insolvency (whether voluntary or involuntary) or the appointment of a receiver for the Company's wholly-owned subsidiary bank, Macatawa Bank. The Subscriber further acknowledges that there is no right of acceleration of the payment of principal of the Notes upon a "default" in the payment of interest or principal on the Notes or in the performance of any of the Company's covenants or agreements contained in the Notes, in the Subscription Agreement or any of the Company's other obligations or liabilities.

          N.          Residence; Principal Place of Business. Subscriber is a legal resident, or if an entity, has its principal place of business, in the state appearing in the address below.

          5.          Representations and Warranties of the Company. The Company represents and warrants as follows:

          A.          The Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Michigan and has all the requisite power and authority to conduct its business and own and operate its properties, and to enter into and execute this Agreement and to carry out the transactions contemplated hereby.

          B.          Authority. The Company has the power to execute, deliver, pay and perform the terms and provisions of this Agreement and the Notes and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and to authorize the issuance and sale of the Notes contemplated by this Agreement, and the representatives of the Company executing this Agreement are duly authorized to do so.

          C.          Binding Obligation. Assuming the due execution and delivery of this Agreement by the Subscriber, this Agreement is, and the Notes will be, legal, valid and binding obligations of the Company enforceable in accordance with its terms except (i) as its obligations may be affected by bankruptcy, insolvency,

Subscription Agreement

reorganization, moratorium or similar laws, or by equitable principles relating to or limiting creditors' rights generally and (ii) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought.

          D.          No Conflicts. The execution, delivery, payment and performance of this Agreement and the Notes and the fulfillment of or compliance with the terms and provisions hereof, including the issuance and sale of the Notes contemplated by this Agreement, are not in contravention of or in conflict with any contract to which the Company is a party or by which the Company or any of its properties may be bound or affected.

          6.          Survival of Representations. The representations, warranties, acknowledgements and agreements made herein shall survive issuance of the Notes.

          7.          Transfer Restrictions and Resale. The Notes have not been registered with the SEC. The Notes may be sold or transferred only in compliance with the applicable securities laws and regulations, including the Act. Stop transfer instructions relating to the Notes will be placed in the Company's transfer ledger, and that the Notes will bear legends in substantially the following form:

"THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. EXCEPT AS OTHERWISE PROVIDED IN THE SUBSCRIPTION AGREEMENT REFERENCED IN THIS SUBORDINATED NOTE, THIS SUBORDINATED NOTE MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SUBORDINATED NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY MACATAWA BANK CORPORATION OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF THE GENERAL CREDITORS OF MACATAWA BANK CORPORATION AND IS NOT SECURED."

          8.          Entire Agreement. This Agreement together with the other documents executed contemporaneously herewith, constitute the entire agreement between the parties with respect to the matters covered thereby, and may only be amended by a writing executed by all parties

Subscription Agreement

hereto. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any provision or condition of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.          Governing Law. This Subscription Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, excluding those provisions related to the conflict of laws of different jurisdictions if the effect of the application of those provisions will be to require the application of the laws of a jurisdiction other than Michigan. Each party consents to the jurisdiction of the state or federal courts in Kent County, Michigan, which will be the sole venue for resolution of all disputes related to this Agreement.

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[The balance of this page is blank. Signature page follows.]

Subscription Agreement
Signature Page

          The Subscriber has executed this Agreement.

Principal amount of Notes subscribed:	SUBSCRIBER:

One Million Dollars
$1,000,000.00
Richard L. Postma

Address: 201 Ionia, S.W. Grand Rapids, Michigan 49503

ACCEPTED BY:

MACATAWA BANK CORPORATION

By
Ronald L. Haan Chief Executive Officer and President